Exhibit 10.1

                                                                   EXECUTED COPY


                          AGREEMENT AND PLAN OF MERGER

                                      among

                          PSYCHIC FRIENDS NETWORK INC.,

                                PFN SUB CORP. and

                                 321 LEND, INC.


                            Dated as of July 17, 2014
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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                          PSYCHIC FRIENDS NETWORK INC.
                                  PFN SUB CORP.
                                 321 LEND, INC.,

                            Dated as of July 17, 2014

     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 17, 2014 (this "Agreement") by and among 321 LEND, INC., a Delaware corporation ("321"), PSYCHIC FRIENDS NETWORK, INC., a Nevada corporation ("PFNI"), and PFN Sub Corp. a Colorado corporation and a direct, wholly owned subsidiary of PFNI ("PFN Sub"), 321 and the PFN Sub being sometimes referred to herein as the "Constituent Corporations."

     WHEREAS, the board of directors of 321 and PFNI deems it advisable that 321 and PFN Sub merge into a single corporation ("the Merger");

     NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties agree as follows:

     1. SURVIVING CORPORATION. PFN Sub shall be merged with and into 321 which shall be the surviving corporation (hereinafter the "Surviving Corporation") in accordance with the applicable laws of the State of Delaware, and as a result of the Merger, 321 will become a direct, wholly owned subsidiary of PFNI.

     2. MERGER DATE. The Merger shall become effective (the "Merger Date") upon the completion of:

     (i) Adoption of this Agreement by PFNI, as sole stockholder of PFN Sub pursuant to the General Corporation Law of Delaware and by the shareholders of 321 pursuant to the General Corporation Law of Delaware; and

     (ii) Execution and filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of Delaware.

     (iii) Execution and filing of the Statement of Merger with the Secretary of State of the State of Colorado in accordance with the Colorado Revised Statutes.

     3. TIME OF FILINGS. The Certificates of Merger shall be filed with the Secretary of State of Delaware and Colorado upon the approval of this Agreement by the boards of directors of PFNI, 321 and PFN Sub, and the shareholders of each of 321, and PFN Sub, and the fulfillment or waiver of the terms and conditions herein.

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     4. ACCOUNTING PERIOD. For all accounting purposes the effective date of the
Merger shall be as of the Merger Date.

     5. GOVERNING LAW

     The Surviving Corporation shall be a Delaware corporation.

     6. CERTIFICATE OF INCORPORATION

     On the Merger Date, the Certificate of Incorporation of 321 shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and this Agreement and applicable law.

     7. BYLAWS

     On the Merger Date and without any further action on the part of PFNI or PFN Sub, the bylaws of 321 shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and this Agreement and applicable law.

     8. NAME OF SURVIVING CORPORATION

     The Surviving Corporation shall be "321 Lend" or such name as it may choose and shall be available.

     9. TAX CONSEQUENCES

     It is intended by the parties hereto that the Merger constitutes a reorganization within the meanings of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The parties hereto adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulation sections 1.368-1(c) and 1.368-2(g).

     10. EFFECT OF MERGER ON CAPITAL STOCK OF 321 AND PFN SUB

     On the Merger Date, by virtue of the Merger and without any action on the part of 321, PFN Sub or the holders of any securities of 321 or PFN Sub:

     (a) Conversion of 321 Common Shares. Subject to Section 11, total number of common share of 321 (the "321 Common Stock") issued and outstanding immediately prior to the Merger Date, shall, on the Merger Date, be converted into and shall thereafter represent the right to receive 18,000,000 shares of common stock, no par value per share, of PFNI (the "PFNI Stock") as stated in Section 11 hereunder (the "Merger Share Consideration"), in each case upon surrender of the certificate(s) representing such 321 Common Stocks, and all 321 Common Stocks that have been converted into the right to receive the Merger Share Consideration as provided in this Section 10 shall be automatically cancelled and shall cease to exist. All other non-issued 321 Common Stock shall by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchanger thereof or in respect thereof.

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     (b) Conversion of PFN Sub Common  Shares.  On the Merger Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, no par value of PFN Sub issued and outstanding immediately prior to the Merger Date shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and those shares of common stock of the Surviving Corporation shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Merger Date, all certificates representing common shares of PFN Sub will for all purposes represent the number of common shares of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

     11. CONDITION FOR MERGER

     The Merger will occur in several steps with conditions as follows:

     (a) Upon consummation of the Merger, the Surviving Corporation will acquire 100% of the website/platform of 321lend.com (the "Website") and related intellectual property (the "321 IP") from Johnny Tong, Chris Wu, and Rajin So (the "321 Owners") in exchange for 18,000,000 shares of PFNI's Common Stock, valued at $270,000 at $0.015 per share. The 18,000,000 shares of PFNI's Common Stock, will be split among 321 Owners in equal shares. The transfer of 321 IP to the Surviving Corporation will occur at the Closing (as defined in Section 23.1).

     (b) 321 shall use its reasonable efforts to raise a minimum amount of $500,000 (the "Capital Raising") for a period of ninety calendar days (90 days) from the time of Closing (the "Capital Raising Period") by issuing PFNI Common Stock, warrants or obtaining debt financing on behalf of PFNI with such capital raise requiring consent of the majority of the directors of PFNI's Board of Directors (including 321 Representative in such majority).

     (c) During the Capital Raising Period, unless consent by a majority of the directors of PFNI's Board of Directors (including 321 Representative in such majority) is received, PFNI shall not issue additional PFNI Common Stock, warrants, or debt obligations on behalf of PFNI.

     (d) 321 shall receive one board seat (the "321 Representative") on PFNI's Board of Directors at the time of Closing.

     (e) Until the Capital Raising is successful, the Website and the 18,000,000 PFNI shares will be placed in "escrow", which shall be held by JPMorgan Chase & Co. Upon successful Capital Raising, JPMorgan Chase & Co shall release the Website to the Surviving Corporation and the 18,000,000 PFNI shares to 321 Owners.

     (f) Immediately (within one (1) business day) following the successful Capital Raising, 321 Owners shall receive from PFNI, warrants to purchase 100,000,000 shares of PFNI's Common Stock with a strike price of $0.02 per share. These warrants shall be fully transferrable, have a seven (7) year expiration date, and shall be exercisable, in whole or in part, with a minimum of one (1) million shares of PFNI's Common Stock if exercised in part. These warrants shall be split among 321 Owners in equal shares.

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     (g) If the  Capital  Raising  is  successful,  PFNI shall  immediately  and without any delay (within two (2) business days), move to take a shareholder vote to increase its board size by two (2) members, thereby creating a five (5) member Board of Directors and 321 Owners shall receive two more seats (the "321 Representatives") on PFNI's Board of Directors.

     (h) If the Capital Raising is unsuccessful, the 18,000,000 shares of PFNI's Common Stock will be returned to PFNI and the Website and 321 IP will be given without any monetary charge or liabilities to an entity controlled and designated by the 321 Representative. Immediately afterwards, the 321 Representative shall resign from PFNI's board of directors. There shall not be any legal or financial penalty to PFNI, 321, PFN Sub, or Surviving Corporation in an event of an unsuccessful Capital Raising. These warrants shall be split among 321 Owners in equal shares.

     (i) When the Website is launched and made available to the general public, and 321 issues its first loan to a borrower, 321 Owners shall immediately and without delay (within one (1) business day) receive from PFNI, warrants to purchase an additional 36,000,000 shares of PFNI's Common Stock with a strike price of $0.05 per share. These warrants shall be fully transferrable, have a seven (7) year expiration date, and shall be exercisable, in whole or in part, with a minimum of one (1) million shares of PFNI's Common Stock if exercised in part. These warrants shall be split among 321 Owners in equal shares.

     (j) When 321 issues $2,500,000 in loan originations, 321 Owners shall immediately and without delay (within one (1) business day) receive from PFNI, warrants to purchase an additional 72,000,000 shares of PFNI's Common Stock with a strike price of $0.10 per share. These warrants shall be fully transferrable, have a seven (7) year expiration date, and shall be exercisable, in whole or in part, with a minimum of one (1) million shares of PFNI's Common Stock if exercised in part.

     12. RETENTION AND SEVERANCE AGREEMENT

     At the Closing, PFNI agrees to enter into or commit to enter into retention and severance agreement (the "Retention and Severance") with Marc Jeffrey Lasky, Michael Warren Lasky, Shin Hwang, Johnny Tong, and Chris Wu (the "PFNI Employees") as set forth in Exhibit 1 annexed hereto. At the time of the Closing, PFNI shall have no other employees aside from PFNI Employees.

     13. BOARD OF DIRECTORS AND OFFICERS

     (a) Immediately after the Closing (within one (1) business day), PFNI's board shall vote to designate 321 Representative as a member of the PFNI Board of Directors.

     (b) Once the Capital Raising is successful, the approving PFNI Stockholders and the owners of the 18,000,000 PFNI Shares as Merger Consideration, among other things, agree to immediately approve an amendment to PFNI's bylaws (the "PFNI Bylaw Amendment") to increases the size of PFNI's board of directors to five members.

     (c)  Immediately  following  the  PFNI  Bylaw  Amendment,  and as  part  of
approving   this   Agreement,   PFNI's  board  shall  vote  to   designate   321

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Representatives  as  members  of the PFNI  Board of  Directors.  As Part of this
Agreement, the approving PFNI Stockholders, among other things, agree to vote all of the stock of PFNI owned by such stockholders following the PFNI Bylaw Amendment to designate 321 Representatives as a member of the PFNI Board of Directors.

     (d) The officers of the Surviving Corporation shall be the officers of 321 on the Merger Date.

     (e) The board members of the Surviving Corporation shall be the board members of 321 on the Merger Date.

     14. EFFECT OF THE MERGER

     On the Merger Date, the separate existence of PFN Sub shall cease (except insofar as continued by statute), and it shall be merged with and into the Surviving Corporation. All the property, real, personal, and mixed, of each of the Constituent Corporations, and all debts due to either of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations, and any claim or judgment against either of the Constituent Corporations may be enforced against the Surviving Corporation. At and after the Merger Date, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of PFN Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of PFN Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the properties, assets or rights of PFN Sub. From and after the Merger Date, PFNI and the Surviving Corporation shall trade under the symbol "PFNI" on Nasdaq.

     15. APPROVAL OF SHAREHOLDERS

     15.1 SHAREHOLDER APPROVAL. This Agreement shall be adopted by the shareholders of each of PFN Sub, and 321 at meetings of such shareholders called for that purpose or by written consent pursuant to the laws applicable thereto. There shall be required for the adoption of this Agreement the affirmative vote of the holders of at least a majority of the holders of all the shares of the Common Stock issued and outstanding and entitled to vote for each of PFNI, PFN Sub, and 321.

     15.2 PFNI BOARD APPROVAL. Pursuant to this Agreement, the board of directors of PFNI shall vote in favor of (a) the issuance of the Merger Share Consideration, (b) the expansion of the PFNI board of directors to three (3) members pursuant to the PFNI bylaws; (c) the Retention and Severance pursuant to
Section 11, the matters in clauses (a), (b), and (dc collectively, the "PFNI Board Approval Matters".

     16. REPRESENTATIONS AND WARRANTIES OF PFNI AND PFN SUB

     PFNI and PFN Sub jointly and severally represent and warrant that:

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     16.1 CORPORATE  ORGANIZATION AND GOOD STANDING.  PFNI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and PFN Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and each of PFNI and PFN Sub is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     16.2 REPORTING COMPANY. PFNI has filed with the Securities and Exchange Commission a registration on Form SB-2 which was declared effective pursuant to the Securities Exchange Act of 1933 (the "1933 Act") and became a reporting company pursuant to Section 15d of the Securities Exchange Act of 1934.

     16.3 REPORTING COMPANY STATUS. PFNI has timely filed and is current on all reports required to be filed by it pursuant to Section 15d of the Securities and Exchange Act of 1934.

     16.4 CAPITALIZATION.

     (a) The authorized capital stock of PFN Sub consists of 1,500 shares of common stock, par value $0.01 per share, of which 1,500 are validly issued and outstanding and all of the issued and outstanding capital stock of PFN Sub is, and until the Merger Date will be, owned by PFNI. PFN Sub will not have outstanding any option, warrant, right, or any other agreement pursuant to which any person may acquire any equity security of PFN Sub.

     (b) The authorized capital stock of PFNI consists of 750,000,000 shares of common stock, par value $0.001 per share, of which 88,977,543 are validly issued and outstanding, and no preferred stock. PFNI will not have outstanding any option, warrant, right, or any other agreement pursuant to which any person may acquire any equity security of PFNI.

     (c) PFN Sub has not conducted any business prior to the date of this Agreement and prior to the Merger Date, will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

     16.5 ISSUED STOCK. All the outstanding shares of PFNI and PFN Sub's Common Stock are duly authorized and validly issued, fully paid and nonassessable.

     16.6 DIRECTORS. The directors of PFNI are Marc Jeffrey Lasky and Michael Warren Lasky at the time of the Merger Date. The director of PFN Sub is Marc Jeffrey Lasky at the time of the Merger Date.

     16.7 CORPORATE AUTHORITY. Each of PFNI and PFN Sub has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

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     16.8 AUTHORIZATION.

     The PFNI Board of Directors, at a meeting duly called and held or by written consent, has by unanimous vote of all of its members duly adopted resolutions (1) determining that it is in the best interests of PFNI and its stockholders, and declared it advisable, to enter into this Agreement, and (2) approving this Agreement and authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by PFNI and PFN Sub and, assuming this Agreement constitutes the valid and binding agreement of 321, this Agreement constitutes the valid and binding agreement of PFNI and PFN Sub, enforceable against each of PFNI and PFN Sub in accordance with its terms.

     16.9 SUBSIDIARIES. PFNI has no other subsidiaries besides PFN Sub. PFN Sub has no subsidiaries.

     16.10 FINANCIAL STATEMENTS. PFNI unaudited balance sheets and the related statements of income and retained earnings dated March 31, 2014, and PFNI's audited financial statements for the years ended December 31, 2012 and December 31, 2013, copies of which will have been delivered by PFNI to 321 prior to the Merger Date (the "PFNI Financial Statements"), fairly present the financial condition of PFNI as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

     16.11 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the PFNI Financial Statements, PFNI and PFN Sub did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

     16.12 NO MATERIAL CHANGES. There has been no material adverse change in the business, properties, prospects or financial condition of PFNI and PFN Sub since the date of the PFNI Financial Statements.

     16.13 LITIGATION. There is not, to the knowledge of PFNI and PFN Sub, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, audit, assessment, regulatory proceeding or investigation, threatened or contemplated against PFNI or against any of its officers.

     16.14 CONTRACTS. Each of PFNI and PFN Sub is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

     16.15 INTELLECTUAL PROPERTY.

     (a) PFNI owns, licenses, sublicenses or otherwise possesses legally enforceable rights to use all Intellectual Property material to the conduct of the business of PFNI, as currently conducted and as currently proposed to be conducted (in each case excluding generally commercially available, off-the-shelf software programs).

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     (b)  The  execution  and  delivery  of  this  Agreement  by  PFNI  and  the consummation of the Merger will not result in the breach of or loss of rights under, or create on behalf of any third party the right to terminate or modify,
(i) any license, sublicense or other agreement relating to any Intellectual Property owned by PFNI under which PFNI has granted an exclusive license or which is otherwise material to the business of PFNI, as currently conducted and as currently proposed to be conducted (the "PFNI Intellectual Property") or (ii) any license, sublicense or other agreement to which PFNI is a party and pursuant to which PFNI is authorized to use any third party's Intellectual Property on an exclusive basis or that is otherwise material to the business of PFNI, as currently conducted and as currently proposed to be conducted, excluding generally commercially available, off-the-shelf software programs (the "PFNI Third Party Intellectual Property") execution and delivery of this Agreement by PFNI and the consummation of the Merger will not, as a result of any contract to which PFNI is a party, result in 321 or PFNI granting to any third party any rights or licenses to any Intellectual Property or the release or disclosure of any trade secrets that would not have been granted or released absent such execution or consummation

     16.16 TITLE. PFNI and PFN Sub have good and marketable title to all the real property and good and valid title to all other property included in the PFNI Financial Statements. Except as set out in the balance sheet thereof, the properties of PFNI are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of PFNI.

     16.17 NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of PFNI and PFN Sub is subject or by which PFNI and PFN Sub are bound.

     16.18 EMPLOYEES

     (a) Exhibit 2 contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of PFNI and PFN Sub that is engaged in 321's business, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since its inception; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

     (b) No officer, director, agent, employee, consultant, or contractor of 321 that was or is engaged in 321's business is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to 321's business, or (ii) to assign to 321 or to any other person any rights to any invention, improvement, or discovery. No former or current employee of 321 is a party to, or is otherwise bound by, any contract that in any way adversely affected, affects, or will affect the ability of 321 or PFNI to conduct the business as heretofore carried on by 321.

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     16.19 LABOR DISPUTES; COMPLIANCE

     (a) 321 has complied in all material respects with all legal requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other employment practices, the payment of social security and similar taxes and occupational safety and health. 321 is not liable for the payment of any taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

     (b) 321 has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since its inception, there has not been, there is not presently pending or existing, there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving 321;
(iii) no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or threatened against or affecting 321 any proceeding relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental body, and there is no organizational activity or other labor dispute against or affecting 321; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon 321 or the conduct of the Business; (vii) there is no lockout of any employees by 321, and no such action is contemplated by 321; and (viii) there has been no charge of discrimination filed against or threatened against 321 with the Equal Employment Opportunity Commission or similar governmental body.

     16.20 TAX MATTERS

     (1) PFNI and PFN Sub have prepared in material compliance with the prescribed manner and filed within the time required by applicable law (taking into account any extension of time within which to file) all Tax Returns required to be filed by them with all relevant Governmental Entities, and all such Tax Returns are true, correct and complete in all material respects;

     (2) PFNI and PFN Sub have timely paid all Taxes whether or not shown on any Tax Return that are required to have been paid by them;

     (3) The PFNI Financial Statements reflect adequate reserves for all unpaid Taxes payable by PFNI and PFN Sub for all taxable periods and portions thereof through the date of such financial statements and PFNI and PFN Sub have not incurred any tax liability since the date of such financial statements other than for taxes arising in the ordinary course of business; and

     (4) There are no waivers of any statute of limitations in respect of assessment or collection of taxes or any agreements or requests for an extension of time for assessment or collection of any tax, which waiver or extension is currently effective.

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     (5) PFNI  and PFN Sub are not  parties  to any  agreement  relating  to tax allocation, tax indemnification or tax sharing and PFNI and PFN Sub do not have any liability for taxes of any person (other than members of the affiliated group, within the meaning of section 1504(a) of the Code, filing consolidated federal income tax Returns of which PFNI and PFN Sub are the common parent)
under  Treasury   Regulation  section  1.1502-6,   Treasury  Regulation  section
1.1502-78 or any similar state, local or non-U.S. laws, as a transferee or successor, by contract or otherwise.

     (6) No claim in writing has been made against PFNI and PFN Sub by any governmental entity in a jurisdiction where PFNI and PFN Sub have not filed tax returns that PFNI and PFN Sub are or may be subject to taxation by that jurisdiction. All deficiencies for taxes asserted or assessed in writing against PFNI and PFN Sub have been fully and timely paid, settled or properly reflected in the PFNI Financial Statements.

     (7) PFNI and PFN Sub have made available to 321 correct and complete copies of all U.S. federal income tax returns, state income tax apportionment data, examination reports and statements of deficiencies for which the applicable statutory periods of limitations have not yet expired.

     (8) There are no material liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a "Lien") for taxes upon any of the assets of PFNI and PFN Sub.

     (9) PFNI and PFN Sub have withheld and paid to the appropriate governmental entity all material taxes required to have been withheld and paid by PFNI and PFN Sub in connection with amounts paid to any employee, independent contractor, creditor, stockholder, or third party for all periods ending on or before the Closing.

     (10) PFNI and PFN Sub have not constituted a "distributing corporation" or a "controlled corporation" (within the meaning of section 355(a)(1)(A) of the Code) in a distribution that could constitute part of a "plan" or "series of related transactions" (within the meaning of section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

     (11) Any closing agreements under section 7121 of the Code or any similar provision of state, local or non-U.S. laws or full acceptance letters which PFNI and PFN Sub have executed, entered into or received is valid and enforceable in accordance with their terms. PFNI and PFN Sub have not committed fraud, collusion, concealment or malfeasance or made a misrepresentation of material fact in connection with the execution or entering into of any closing agreement with, or the receipt of any full acceptance letter or private letter ruling from any governmental entity.

     (12) PFNI and PFN Sub have never participated in any reportable transaction within the meaning of Treasury Regulation section 1.6011-4(b) or taken any position on any Tax Return that would subject it to a substantial understatement of Tax penalty under section 6662 of the Code which has not been properly disclosed to the IRS as required by the Code and the Treasury Regulations promulgated thereunder.

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     (13) PFNI and PFN Sub have not agreed to and are not  required  to make any adjustment pursuant to section 481(a) of the Code or any similar provision of applicable law, and PFNI and PFN Sub have no knowledge that any governmental entity has proposed any such adjustment, nor do PFNI and PFN Sub have any application pending with any governmental entity requesting permission for any change in accounting methods. There is no taxable income of PFNI and PFN Sub that will be required under any applicable law to be reported in a taxable period beginning after the Closing which taxable income was realized (or reflects economic income) arising prior to the Closing as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Merger Date; (ii) "closing agreement" as described in section 7121 of the Code executed on or prior to the Merger Date; (iii) installment sale or open transaction disposition made on or prior to the Merger Date; or (iv) election under section 108(i) of the Code.

     16.21 DISCLOSURE. No representation or warranty or other statement made by PFNI and PFN Sub in this Agreement or otherwise in connection with the transactions contemplated herein contains any untrue statement or, to PFNI and PFN Sub's knowledge, omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     17. REPRESENTATIONS AND WARRANTIES OF 321

     321 represents and warrants that:

     17.1 CORPORATE ORGANIZATION AND GOOD STANDING. 321 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

     17.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT.

     (a) This Agreement constitutes the legal, valid and binding obligation of 321, enforceable against 321 in accordance with its terms. Upon the execution and delivery by 321of each agreement and certificate to be executed or delivered by 321 at the Closing pursuant to Section 23.3, each of 321's delivered materials will constitute the legal, valid and binding obligation of 321, enforceable against 321 in accordance with its terms. 321 has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by 321's stockholders and directors. 321 and its stockholders have all necessary legal capacity to enter into this Agreement to which they are a party and to perform their obligations hereunder and thereunder.

     (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any parts of the Agreement will, directly or indirectly (with or without notice or lapse of time), (i) breach any provision of any of the governing documents of 321 or any resolution adopted by the board or the stockholders of 321, (ii) breach or give any governing body or any other person the right to challenge any of the Agreement or to exercise any remedy or obtain any relief under any legal requirement or any order to which 321, or any

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of its assets,  may be subject;  (iii) contravene,  conflict with or result in a violation or breach of any of the terms or requirements of, or give any governing body the right to revoke, withdraw, suspend, cancel, terminate or modify, any government authorization that is held by 321 or that otherwise relates to the assets or to the business; (iv) breach any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any parts of the Agreement; (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets; or (vi) result in any stockholders of 321 having the right to exercise dissenters' appraisal rights.

     17.3 CAPITALIZATION. 321's authorized capital stock consists of 75,000,000 shares of Common Stock, $0.001 par value, of which 3,000 shares are issued and outstanding, and no preferred stock.

     17.4 FINANCIAL RECORDS. 321 has delivered to PFNI such financial records, including any available banking statements and tax returns, as has been requested by PFNI (collectively, the "321 Financial Records"). The financial data contained in 321 Financial Records is true and correct in all material respects as at the respective dates of and for the periods referred to in 321 Financial Records.

     17.5 BOOKS AND RECORDS. The books and account and other 321 Financial Record related to 321's ordinary course of business, all of which have been made available to PFNI at PFNI's request, are complete and correct in all material respects, and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of 321, to the extent they exist, all of which have been made available to PFNI to the extent they relate to 321's ordinary course of business, contain accurate and complete Records of all meetings held of, and corporate action taken by, the stockholders and board of 321, and no meeting relating to the business of any stockholders, board has been held for which minutes have not been prepared or are not contained in such minute books.

     17.6 OWNED AND LEASED REAL PROPERTY. 321 has no ownership of any real estate whether in leasehold interest or any other real estate interests.

     17.7 ACCOUNTS PAYABLE. 321 has no liability to any of its material affiliates or partners at the Closing, nor any accounts payables not disclosed on the 321 Financial Records.

     17.8 NO UNDISCLOSED LIABILITIES. 321 has no liabilities not disclosed on the 321 Financial Records.

     17.9 TAX RETURNS FILED AND TAXES PAID. 321 has filed or caused to be filed on a timely basis all tax returns and all reports with respect to taxes that are or were required to be filed pursuant to applicable federal, state, and local laws. All tax returns and reports filed by 321 if any, are true, correct and complete. 321 has paid, or made provision for the payment of, all taxes that have or may have become due for all periods covered by the tax returns or otherwise, or pursuant to any assessment received by 321. No claim has ever been made or is expected to be made by any governmental body in a jurisdiction where 321 does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the assets that arose in

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connection with any failure (or alleged  failure) to pay any tax, and 321 has no knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such encumbrance.

     17.10 NO MATERIAL ADVERSE CHANGE; ABSENCE OF CERTAIN CHANGES AND EVENTS. There has not been any material adverse change in 321's ordinary course of business, including its operations, prospects, assets, results of operations or condition (financial or other), and no event has occurred or circumstance exists that may result in such a material adverse change. Since its inception, 321 has conducted its business only in the ordinary course of business.

     17.11 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) 321 is, and at all times since its inception has been, in compliance in all material respects with each legal requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of the assets.

     (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by 321 of, or a failure on the part of 321 to comply with, any legal requirement or (B) may give rise to any obligation on the part of 321 to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (c) 321 has not received, at any time since its inception, any notice or other communication (whether oral or written) from any governmental body or any other person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement or (B) any actual, alleged, possible or potential obligation on the part of 321 to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     17.12 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since its inception, 321 has conducted its business only in the ordinary course of business and there has not been any event, whether individually or in the aggregate, which could reasonably be expected to have a material adverse effect on the assets, the business, the 321, or PFNI. Since its inception, there has not been (i) any sale, lease or other disposition of any asset or property of 321 necessary to operate 321's business including 321 IP or the creation of any encumbrance on any of the assets, (ii) any indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with 321; (iii) any entry into, termination of or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit or similar contract relating to 321's business; (iv) any indication by any customer or supplier of any intention to discontinue or change the terms of its relationship with 321, (v) payment (except in the ordinary course of business) or increase by 321 of any bonuses, salaries or other compensation to officer or employee or entry into any employment, severance or similar contract with any officer or employee related to 321's business; and (vi) any damage to or destruction or loss of any asset, whether or not covered by insurance.

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     17.13 CONTRACTS; NO DEFAULTS

     (a) 321 is, and at all times since its inception has been, in compliance in all material respects with all applicable terms and requirements of any of its contracts which is being assumed by PFNI;

     (ii) each other person that has or had any obligation or liability under any of 321's contract which is being assigned to PFNI is, and at all times since its inception has been, in compliance in all material respects with all applicable terms and requirements of such contract;

     (iii) to 321's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give 321 or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any 321 contract that is being assigned to or assumed by PFNI; and

     (iv) to 321's knowledge no event has occurred or circumstance exists under or by virtue of any contract that (with or without notice or lapse of time) would cause the creation of any encumbrance affecting any of the Assets.

     17.14 INSURANCE

     (a) 321 has delivered to PFNI (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder), including pending applications, to which 321 is a party or under which 321 is or has been covered at any time since its inception, as well as any (ii) self-insurance arrangements, (iii) reserves for losses, and (iv) contracts involving a transfer of the risk of loss.

     (b) All policies of insurance to which 321 is a party or that provide coverage to 321 are (i) valid, outstanding and enforceable, and (ii) to 321's knowledge, issued by an insurer that is financially sound and reputable.

     17.15 EMPLOYEES

     (a) Exhibit 3 contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of 321 that is engaged in 321's business, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since its inception; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

     (b) No officer, director, agent, employee, consultant, or contractor of 321 that was or is engaged in 321's business is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to 321's business, or (ii) to assign to 321 or to any other person any rights to any invention, improvement, or discovery. No former or

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current  employee of 321 is a party to, or is  otherwise  bound by, any contract that in any way adversely affected, affects, or will affect the ability of 321 or PFNI to conduct the business as heretofore carried on by 321.

     17.16 LABOR DISPUTES; COMPLIANCE

     (a) 321 has complied in all material respects with all legal requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other employment practices, the payment of social security and similar taxes and occupational safety and health. 321 is not liable for the payment of any taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

     (b) 321 has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since its inception, there has not been, there is not presently pending or existing, there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving 321;
(iii) no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or threatened against or affecting 321 any proceeding relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable governmental body, and there is no organizational activity or other labor dispute against or affecting 321; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding exists that might have an adverse effect upon 321 or the conduct of the Business; (vii) there is no lockout of any employees by 321, and no such action is contemplated by 321; and (viii) there has been no charge of discrimination filed against or threatened against 321 with the Equal Employment Opportunity Commission or similar governmental body.

     17.17 INTELLECTUAL PROPERTY ASSETS

     (a) 321 owns, licenses, sublicenses or otherwise possesses legally enforceable rights to use all Intellectual Property material to the conduct of the business of 321, as currently conducted and as currently proposed to be conducted (in each case excluding generally commercially available, off-the-shelf software programs), including the website and domain "321lend".

     (b) The execution and delivery of this Agreement by 321 and the consummation of the Merger will not result in the breach of or loss of rights under, or create on behalf of any third party the right to terminate or modify,
(i) any license, sublicense or other agreement relating to any Intellectual Property owned by 321 under which 321 has granted an exclusive license or which is otherwise material to the business of 321, as currently conducted and as currently proposed to be conducted (the "321 IP"), or (ii) any license, sublicense or other agreement to which 321 is a party and pursuant to which 321 is authorized to use any third party's Intellectual Property on an exclusive basis or that is otherwise material to the business of 321, as currently conducted and as currently proposed to be conducted, excluding generally commercially available, off-the-shelf software programs (the "321 Third Party

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Intellectual Property"). The execution and delivery of this Agreement by 321 and the consummation of the Merger will not, as a result of any contract to which 321 is a party, result in 321 or PFNI granting to any third party any rights or licenses to any Intellectual Property or the release or disclosure of any trade secrets that would not have been granted or released absent such execution or consummation

     17.18 COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT AND EXPORT CONTROL AND ANTIBOYCOTT LAWS. 321 and its representatives have at all times acted in compliance with the Foreign Corrupt Practices Act. 321 has at all times been in compliance with all legal requirements relating to export control and trade embargoes. 312 has not violated the antiboycott prohibitions contained in 50 U.S.C. ss.2401 et seq. or taken any action that can be penalized under Section 999 of the Code.

     17.19 BROKERS OR FINDERS. Neither 321 nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Business, the Assets or the Contemplated Transactions.

     17.20 DISCLOSURE

     (a) No representation or warranty or other statement made by 321 in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

     (b) 321 does not have knowledge of any fact that has specific application to 321 (other than general economic or industry conditions) that may materially adversely affect the assets, business, prospects, financial condition or results of operations of 321 that has not been set forth in this Agreement.

     17.21 NO VIOLATION. Consummation of the Merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of PFNI and PFN Sub is subject or by which PFNI and PFN Sub are bound.

     17.22 STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain the 321 Common or Preferred Stock issued or committed to be issued.

     17.23 ISSUED STOCK. All the outstanding shares of its Common Stock were duly authorized and validly issued, fully paid and non-assessable.

     17.24 CORPORATE AUTHORITY. 321 has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

     17.25 AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by 321's board of directors.

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     17.26 SUBSIDIARIES. 321 has no subsidiaries.

     18. CONDUCT OF PFNI PENDING THE MERGER DATE

     PFNI covenants that between the date of this Agreement and the Merger Date:

     18.1 No change will be made in PFNI's articles of incorporation or bylaws.

     18.2 PFNI will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock other than as provided herein.

     18.3 PFNI will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     19. CONDITIONS PRECEDENT TO OBLIGATION OF PFNI

     PFNI's obligation to consummate the Merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions, unless waived in writing by PFNI:

     19.1 321'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of 321 set forth herein shall be true and correct on the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

     19.2 321'S COVENANTS. 321 shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.

     19.3 SHAREHOLDER APPROVAL. This Agreement shall have been approved by the required number of shareholders of each of PFN Sub and 321.

     19.4 SUPPORTING DOCUMENTS OF 321. 321 shall have delivered to PFNI supporting documents in form and substance satisfactory to PFNI , to the effect that:

     (i) 321 is a corporation duly organized, validly existing, and in good standing.

     (ii) 321's authorized and issued capital stock is as set forth herein.

     (iii) The execution and consummation of this Agreement have been duly authorized and approved by 321's board of directors and shareholders.

     20. CONDITIONS PRECEDENT TO OBLIGATION OF 321

     321's obligation to consummate this merger shall be subject to fulfillment on or before the Merger Date of each of the following conditions:

     20.1 PFNI'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of PFNI set forth herein shall be true and correct on the Merger Date as though made at and as of that date, except as affected by transactions contemplated hereby.

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     20.2 PFNI'S COVENANTS.  PFNI shall have performed all covenants required by this Agreement to be performed by it on or before the Merger Date.

     20.3 SHAREHOLDER APPROVAL. This Agreement shall have been approved by the required number of shareholders of each of PFN Sub, and 321.

     20.4 SUPPORTING DOCUMENTS OF THE PFNI. PFNI shall have delivered to 321 supporting documents in form and substance satisfactory to 321 to the effect that:

     (i) PFNI is a corporation duly organized, validly existing, and in good standing.

     (ii) PFNI's authorized and issued capital stock is as set forth herein.

     (iii) The execution and consummation of this Agreement have been duly authorized and approved by PFNI's board of directors.

     21. ACCESS

     From the date hereof to the Merger Date, 321 and PFNI shall provide each other with such information and permit each other's officers and representatives such access to its properties and books and records as the other may from time to time reasonably request. If the merger is not consummated, all documents received in connection with this Agreement shall be returned to the party furnishing such documents, and all information so received shall be treated as confidential.

     22. TERMINATION AND ABANDONMENT

     22.1 Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Merger Date, and except as provided below, whether before or after receipt of the 321 Stockholder Approval or the PFNI Stockholder Approval:

     (a) by the mutual written consent of 321 and PFNI;

     (b) by either PFNI or 321 if the Merger shall not have been consummated by August 31, 2014 (the "Outside Closing Date Termination Right") provided, however, that the right to terminate this Agreement under Section 22 shall not be available to any party hereto whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

     (c) by either 321 or PFNI if an injunction, order, decree or ruling of a governmental entity of competent jurisdiction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable (the "Transaction Prohibition Termination Right") provided, however, that the right to terminate this Agreement under this Section 22(c) shall not be available to any party whose material breach of a representation, warranty, covenant or

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agreement  in this  Agreement  has been a  principal  cause of the entry of such final and non-appealable injunction, order, decree or ruling;

     (d) by 321, if PFNI shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or any of such representations and warranties shall have become untrue as of any date subsequent to the date of this Agreement, which breach, failure to perform or untruth (i) would give rise to the failure of a condition set forth in
Section 10, Section 11, Section 18or Section 20 (assuming, in the case of any untruth, that such subsequent date was the Merger Date) and (ii) is not capable of being cured prior to the Closing or, if capable of being cured, shall not have been cured by PFNI by the 30th calendar day following receipt of written notice of such breach or failure to perform from 321 (the "PFNI Breach Termination Right"); provided, however, that 321 shall not be entitled to terminate this Agreement under this Section 22(e) if 321 is then in breach of its representations, warranties, covenants or agreements contained in this Agreement, which breach would give rise to the failure of a condition to Closing set forth herein (assuming, in the case of any untruth, that such subsequent date was the date of termination); or

     (e) by 321, if (i) the PFNI Board of Directors (or any committee thereof) has failed to approve this Agreement or any of its conditions or (ii) PFNI shall have failed to include the PFNI's set of recommendations in accordance with Sections 11 and 13 (the "PFNI Recommendations") set forth in this Agreement in the Proxy Statement.

     22.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Section 22, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, consultants, contractors, agents, attorneys or other representatives); provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement by such party.

     23. CLOSING

     23.1 The closing of the Merger (the "Closing") will take place remotely via the exchange of documents and signature pages on a date and time to be specified by the parties (the "Closing Date"), which shall be the second Business Day after the satisfaction or waiver (to the extent waiver is permitted by applicable law) of the conditions set forth in Section 11 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (if legally permissible) of those conditions) or at such other place, date and time as PFNI and 321 may agree in writing.

     23.2 Immediately prior to the Closing, PFNI shall deliver to 321 in satisfactory form, if not already delivered:

     (i) A list of the holders of the shares of PFN Sub Common Stock being exchanged with an itemization of the number of shares held by each, the address of each holder, and the aggregate number of shares of 321 Common Stock to be issued to each holder;

     (ii) Evidence of up-to-date filings with the Securities and Exchange Commission.

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     (iii)  Certificate  of the Secretary of State of Nevada as of a recent date as to the good standing of PFNI ;

     (iv) Certified copies of the resolutions of the board of directors of PFNI authorizing the execution of this Agreement and the consummation of the Merger;

     (v) PFNI Financial Statements;

     (vi) Secretary's certificate of incumbency of the officers and directors of PFNI;

     (vii) All the tax related document that are specified in Section 16.20;

     (viii) All the documents that are required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

     23.3 Immediately prior to the Closing, 321 shall deliver to PFNI in satisfactory form, if not already delivered to PFNI :

     (i) A list of the shareholders of record of 321, including, wherever available, addresses and telephone numbers;

     (ii) Evidence of the consent of shareholders of 321 to this Agreement;

     (iii) Evidence of Intellectual Property Assignment to 321 by 321 Owners, and any employees, consultants, or any other individuals affiliated with 321;

     (iv) A severance agreement that is mutually agreed upon by 321 Owners, Shin Hwang, Marc Jeffrey Lasky, and Michael Warren Lasky. Such severance agreement shall be modeled after the Retention and Severance set forth in Exhibit 1 annexed hereto;

     (v) Certificate of the Secretary of State of Delaware as of a recent date as to the good standing of 321; and

     (vi) Certified copies of the resolutions of the board of directors of 321 authorizing the execution of this Agreement and the consummation of the Merger.

     23.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     (1) The representations and warranties of each of PFNI, PFN Sub, and 321 set out in this Agreement shall survive the Merger Date.

     (2) Subject to the terms and conditions set forth herein, PFNI shall indemnify and hold harmless 321 and its directors, officers, stockholders, employees, agents, and affiliates (the "321 Indemnified Persons"), and will reimburse the 321 Indemnified Persons for, any loss, liability, damage or expense, including reasonable out-of-pocket costs of investigation and defense

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of claims and reasonable attorneys' fees and expenses (the "Losses") incurred by the 321 Indemnified Persons arising or resulting from or in connection with any of the following:

     (a) any breach of any representation or warranty made by PFNI and PFN Sub in Section 16 of this Agreement;

     (b) any  breach  of any  conditions  or  agreement  of PFNI  and PFN Sub in
Section 11 or Section 24 of this Agreement; or

     (c) breach of any covenants or agreement of PFNI and the PFN Sub in the Agreement.

     (3) All claims for indemnification under this Section 23.4 shall be administered by 321 for itself and on behalf of all other 321 Indemnified Persons. For purposes of this Section 23.4, notwithstanding anything to the contrary contained herein, Losses shall include, and 321 Indemnified Persons shall be compensated for, any consequential, special, incidental or punitive damages included in a claim asserted by any person who is not a 321 Indemnified Person.

     24. POST-CLOSING OBLIGATIONS

     (a) PFNI shall not issue any Common Stock, Warrant, and/or debt obligations for the duration of the Capital Raising Period unless it is issued pursuant to
Section 11 of the Agreement.

     (b) PFNI will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution or issue, encumber, purchase, or otherwise acquire any of its capital stock for the duration of the Capital Raising Period.

     (c) PFNI shall not make any change to PFNI's articles of incorporation or bylaws during the Capital Raising Period.

     (d) PFNI shall not remove or attempt to remove 321 Representative from PFNI Board of Directors during the Capital Raising Period unless the failure to remove such director would be a breach of the Director's fiduciary duties.

     (e) During the Capital Raising Period, PFNI shall use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

     (f) The officers and board members of 321 will remain the officers and board members of the Surviving Corporation during the Capital Raising Period.

     (g) PFNI shall not interfere with 321 Owners' efforts to manage the Surviving Corporation during the Capital Raising Period.

     (h) PFNI shall not interfere with 321 Owners' Capital Raising efforts during the Capital Raising Period.

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     (i) If the Capital Raising is successful, PFNI will immediately (within two
(2) business days) submit for its shareholders' approval with a favorable recommendation to increase the size of PFNI Board of Directors by two (2) to create a five (5) member board and to add two additional 321 Representatives as board members of PFNI Board of Directors.

     25. ARBITRATION

     (a) SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association.

     (b) SITUS. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration within the State of Delaware at a time and place chosen by American Arbitration Association. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     (c) APPLICABLE LAW. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws. Any dispute as to the applicable law shall be decided by the arbitrator.

     (d) DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     25.2 RULE OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     25.3 FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law. Each party to the arbitration shall pay its own costs and counsel fees.

     25.4 MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     25.5 COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such

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action, if filed,  shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     25.6 INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     26. GENERAL PROVISIONS

     26.1 FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

     26.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     26.3 BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

     26.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

     If to 321, to:

     321 Lend, Inc.
     2133 Stockton St. Apt. 308
     San Francisco, CA 94133, United States

     with a copy to:

     McGuirewoods LLP
     1345 Avenue of the Americas, 7th Floor
     New York, NY 10105
     Attention: Stephen E. Older and TaeSoo Sean Kim

     If to PFNI, to:

     PFNI, Inc.
     2360 Corporate Circle, Suite 400i
     Henderson, NV 89074-772, United States

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     27.  GOVERNING LAW. This  Agreement  shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

     28. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     29. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

     30. EFFECTIVE DATE. This effective date of this Agreement shall be July 17, 2014.


                           [Signature Page to Follow]

                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER
                           BETWEEN 321 LEND, INC. AND
                                   PFNI, INC.

     IN WITNESS WHEREOF, the parties have executed this Agreement.

                                 321 Lend, Inc.


                                 By: /s/ Shin Hwang
                                    ------------------------------------------
                                    Shin Hwang
                                    Chief Executive Officer

                                 PFNI, Inc.


                                 By: /s/ Marc Jeffrey Lasky
                                    ------------------------------------------
                                    Marc Jeffrey Lasky
                                    Chief Executive Officer

                                 PFN Sub


                                 By: /s/ Marc Jeffrey Lasky
                                    ------------------------------------------
                                    Marc Jeffrey Lasky
                                    President

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                                    EXHIBIT 1





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                                    EXHIBIT 2





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                                    EXHIBIT 3





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